Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                          NEUROCRINE BIOSCIENCES, INC.,

                              NBI ACQUISITION CORP.

                                       AND

                           NORTHWEST NEUROLOGIC, INC.

                             Dated as of May 1, 1998
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TABLE OF CONTENTS                                                                                                    Page

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ARTICLE I  THE MERGER.................................................................................................1
         1.1      The Merger..........................................................................................1
         1.2      Effective Time......................................................................................2
         1.3      Effect of the Merger................................................................................2
         1.4      Articles of Incorporation; Bylaws...................................................................2
         1.5      Directors and Officers..............................................................................2
         1.6      Maximum Shares to Be Issued; Effect on Capital Stock................................................3
         1.7      Dissenting Shares...................................................................................5
         1.8      Surrender of Certificates...........................................................................6
         1.9      Forfeiture and Repurchase of Parent Common Stock....................................................8
         1.10     Lockup Period and Restrictions on Future Transfers..................................................9
         1.11     No Further Ownership Rights in Company Capital Stock................................................9
         1.12     Lost, Stolen or Destroyed Certificates.............................................................10
         1.13     Tax Consequences...................................................................................10
         1.14     Taking of Necessary Action; Further Action.........................................................10
         1.15     Restrictive Legends and Stop-Transfer Orders.......................................................10

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...........................................................11
         2.1      Organization of the Company........................................................................11
         2.2      Company Capital Structure..........................................................................12
         2.3      Subsidiaries.......................................................................................12
         2.4      Authority..........................................................................................13
         2.5      Company Financial Statements.......................................................................13
         2.6      No Undisclosed Liabilities.........................................................................14
         2.7      No Changes.........................................................................................14
         2.8      Tax and Other Returns and Reports..................................................................15
         2.9      Restrictions on Business Activities................................................................17
         2.10     Title to Properties; Absence of Liens and Encumbrances.............................................17
         2.11     Intellectual Property..............................................................................18
         2.12     Agreements, Contracts and Commitments..............................................................19
         2.13     Interested Party Transactions......................................................................21
         2.14     Compliance with Laws...............................................................................21
         2.15     Litigation.........................................................................................21
         2.16     Insurance..........................................................................................21
         2.17     Minute Books.......................................................................................22
         2.18     Environmental Matters..............................................................................22
         2.19     Brokers' and Finders' Fees; Third Party Expenses...................................................23
         2.20     Employee Matters and Benefit Plans.................................................................23
         2.21     Tax Treatment......................................................................................26
         2.22     No Existing Discussions............................................................................26
         2.23     Vote Required......................................................................................26
         2.24     Representations Complete...........................................................................27

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.................................................27
         3.1      Organization, Standing and Power...................................................................27
         3.2      Authority..........................................................................................27
         3.3      Capital Structure..................................................................................27
         3.4      SEC Documents; Parent Financial Statements.........................................................28
         3.5      Litigation.........................................................................................28

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME......................................................................28
         4.1      Conduct of Business of the Company.................................................................28
         4.2      No Solicitation....................................................................................31

ARTICLE V  ADDITIONAL AGREEMENTS.....................................................................................32
         5.1      Company Stockholder Approval.......................................................................32
         5.2      Access to Information..............................................................................32
         5.3      Confidentiality....................................................................................32
         5.4      Expenses...........................................................................................33
         5.5      Public Disclosure..................................................................................33
         5.6      Consents...........................................................................................33
         5.7      FIRPTA Compliance..................................................................................33
         5.8      Reasonable Efforts.................................................................................33
         5.9      Notification of Certain Matters....................................................................34
         5.10     Affiliate Agreements...............................................................................34
         5.11     Additional Documents and Further Assurances........................................................34
         5.12     Nasdaq National Market Listing.....................................................................34
         5.13     Company's Financial Statements.....................................................................34
         5.14     Milestone Warrants.................................................................................34
         5.15     Oregon Health Sciences University Laboratory Funding...............................................35
         5.16     Name and Physical Location of the Surviving Corporation............................................36
         5.17     [***]..............................................................................................36
         5.18     Employment and Consulting Arrangements.............................................................36
         5.19     Appointment to Parent Scientific Advisory Board....................................................37
         5.20     [***]..............................................................................................37
         5.21     Registration on Form S-8...........................................................................37

ARTICLE VI  CONDITIONS TO THE MERGER.................................................................................37
         6.1      Conditions to Obligations of Each Party to Effect the Merger.......................................37
         6.2      Additional Conditions to Obligations of the Company................................................38
         6.3      Additional Conditions to the Obligations of Parent and Merger Sub..................................38

ARTICLE VII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW......................................................40
         7.1      Survival of Representations and Warranties.........................................................40
         7.2      Escrow Arrangements................................................................................40

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER......................................................................40
         8.1      Termination........................................................................................40
         8.2      Effect of Termination..............................................................................41
         8.3      Termination Fee....................................................................................41
         8.4      Amendment..........................................................................................41
         8.5      Extension; Waiver..................................................................................42

ARTICLE IX  GENERAL PROVISIONS.......................................................................................42
         9.1      Notices............................................................................................42
         9.2      Interpretation.....................................................................................43
         9.3      Counterparts.......................................................................................43
         9.4      Entire Agreement; Assignment.......................................................................43
         9.5      Severability.......................................................................................43
         9.6      Other Remedies.....................................................................................44
         9.7      Governing Law......................................................................................44
         9.8      Rules of Construction..............................................................................44
         9.9      Specific Performance...............................................................................44

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




                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of May 1, 1998 among Neurocrine Biosciences, Inc., a Delaware corporation ("Parent"), NBI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Northwest NeuroLogic, an Oregon corporation (the "Company").

                                    RECITALS

         A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each Company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have adopted this Agreement and approved the Merger.

         B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the issued and outstanding shares of capital stock of the Company ("Company Capital Stock") shall be converted into the right to receive shares of voting Common Stock of Parent ("Parent Common Stock") and (ii) all outstanding options ("Company Options") to acquire or receive shares of Company Capital Stock shall be converted into the right to receive options ("Parent Options") to acquire Common Stock of Parent.

         C. A portion of the shares of Parent Common Stock and Parent Options otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in the Escrow Agreement referred to in
Article VII hereof.

         D.  The  Company,   Parent  and  Merger  Sub  desire  to  make  certain
representations and warranties and other agreements in connection with the Merger.

         E. Certain stockholders of the Company have executed Voting and Non-Disposition Agreements.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

         I.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and the Oregon Business Corporation Act ("Oregon Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." At the election of Parent, any direct wholly owned subsidiary of Parent may be substituted for Merger Sub as a constituent corporation in the Merger. In such event, the parties hereto agree to execute the appropriate amendment of this Agreement to reflect such substitution.

         I.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger (or like instrument) with the Secretaries of State of the States of Delaware and Oregon (the "Certificate of Merger"), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of Delaware of such filing being referred to herein as the "Effective Time").

         I.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and
Oregon Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         I.4      Articles of Incorporation; Bylaws

                  (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

                  (b) Unless otherwise determined by Parent, the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         I.5 Directors and OfficersI.5 Directors and OfficersI.5 Directors and Officers. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

         I.6 Maximum Shares to Be Issued; Effect on CapitalI.6 Maximum Shares to Be Issued; Effect on Capital StockI.6 Maximum Shares to Be Issued; Effect on Capital Stock. The maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company Options to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and Company Options shall be the Aggregate Share Number (as defined in Section 1.6(g)(iii)). No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Effective Time pursuant to the exercise of options, warrants or other rights to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

                  (a) Conversion of Company Capital Stock. Each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares as defined and to the extent provided in
Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive (subject to Section 1.8 with regard to the Escrow Amount) that number of shares of Parent Common Stock equal to the Exchange Ratio (as defined in Section 1.6(g)(v) below), upon surrender of the certificate representing such share of Company Capital Stock in the manner provided in
Section 1.8.

                  (b) Cancellation of Parent-Owned and Company-Owned Stock. Each share of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly owned subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (c) Stock Options. At the Effective Time, all options to purchase Company Capital Stock then outstanding under the Company's 1997 Stock Incentive Plan (the "Option Plan") or otherwise shall be assumed by Parent in accordance with provisions described below.

                           (i)      At the Effective Time, each outstanding
Company Option under the Option Plan or otherwise, whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that: (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down (in the case of Company Options granted under the Option Plan) to the nearest whole number of shares of Parent Common Stock (subject to Section 1.8 with regard to the Escrow Amount),
(B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent, (C) with regard to Company Options held by persons listed on Schedule 1.9(a) attached hereto, such Company Option shall be subject to forfeiture in accordance with the vesting schedules set forth in Section 1.9 hereof, and (D) such Company Option shall be exercisable for a term equal to the lesser of (i) the remaining term of the Company Option and (ii) five (5) years from the Effective Time.

                           (ii) It is the  intention  of the  parties  that  the
Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.
                  (d) Capital Stock of Merger Sub. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. After the Effective Time, each stock certificate of Merger Sub evidencing ownership of any such shares shall evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

                  (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $8.43333 (calculated as set forth in Section 1.6(g)(vi).

                  (g)      Definitions.

                           (i)      Aggregate Common Number.  The "Aggregate
Common Number" shall mean 591,250 (or the aggregate number of shares of Company Capital Stock outstanding immediately prior to the Effective Time).

                           (ii)     Aggregate Option Number.  The "Aggregate
Option Number" shall mean 158,750 (or the aggregate number of shares of Company Capital Stock issuable upon the exercise of all outstanding Company Options, warrants and other rights to acquire shares of Company Capital Stock immediately prior to the Effective Time).

                           (iii)    Aggregate Share Number.  The "Aggregate
Share Number" shall be 498,022 shares of Common Stock of Parent (which is equal to $4,200,000 divided by the Market Price), as appropriately adjusted to reflect the effect of any stock split, stock dividend, reorganization, recapitalization or the like with respect to the Parent Common Stock occurring after the date hereof and prior to the Effective Time (a "Recapitalization of the Parent Common Stock").

                           (iv)     Escrow Amount.  The "Escrow Amount" shall be
[***] shares of Parent Common Stock (which is equal to the product obtained by multiplying (x) the sum of the Aggregate Common Number and the Aggregate Option Number by (y) the Exchange Ratio by (z) [***]. The Escrow Amount shall be composed of [***] Vested Securities and [***]. Unvested Securities as of the Effective Time, as set forth on Schedule 1.6 attached hereto.

                           (v)      Exchange Ratio.  The "Exchange Ratio" shall
be 0.66403 (which is equal to the quotient obtained by dividing (x) the Aggregate Share Number by (y) the sum of (A) the Aggregate Common Number plus
(B) the Aggregate Option Number).

                           (vi)     Market Price.  The Market Price of the
Parent Common Stock shall mean $8.43333 per share of Parent Common Stock (which is equal to the average closing price of a share of Parent Common Stock, as reported on the Nasdaq National Market, over the fifteen (15) consecutive trading days ending on the date preceding the date of public disclosure of the Letter Agreement between Parent and the Company dated February 27, 1998, which disclosure date was March 3, 1998).

                           (vii)    Vested Securities.  "Vested Securities"
means shares of Parent Common Stock, Parent Options or Milestone Warrants which are vested pursuant to the vesting schedule set forth in Section 1.9 as of the relevant time.

                           (viii)   Unvested Securities.   "Unvested Securities"
means shares of Parent Common Stock, Parent Options or Milestone Warrants which are unvested pursuant to the vesting schedule set forth in Section 1.9 as of the relevant time.

         I.7      Dissenting Shares

                  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Oregon Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive Parent Common Stock pursuant to
Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by applicable law.

                  (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under Oregon Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and cash in lieu of fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

                  (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Oregon Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Oregon Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

         I.8      Surrender of Certificates

                  (a) Exchange Agent. American Stock Transfer & Trust Company shall act as exchange agent (the "Exchange Agent") in the Merger.

                  (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I and as set forth on Schedule 1.6, the aggregate number of shares of Parent Common Stock issuable in exchange for outstanding shares of Company Capital Stock or upon exercise of Parent Options; provided, however, that on behalf of the holders of Company Capital Stock and Company Options, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to sections 1.6(a) and 1.6(c), provided, further, that shares of Parent Common Stock issuable upon exercise of the Parent Options shall not be deposited in the escrow account until exercise of the relevant Parent Option. Parent shall deposit into the escrow account shares of Parent Common Stock issued pursuant to Section 1.6(a) promptly after the Effective Time and shares of Parent Common Stock issued pursuant to the exercise of Parent Options promptly after exercise thereof. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock and Company Options shall be in proportion to the aggregate number of shares of Parent Common Stock and Parent Options which such holder would otherwise be entitled to receive under sections 1.6(a) and 1.6(c) by virtue of ownership of outstanding shares of Company Capital Stock and Company Options.

                  (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock and which shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, (a) to be deposited in the Escrow Fund on such holder's behalf pursuant to the Escrow Agreement referred to in Article VII hereof, and (b) subject to transfer restrictions in connection with the Company's right to repurchase), plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of the Escrow Agreement referred to in Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in the Escrow Agreement referred to in Article VII) a certificate or certificates representing that number of shares of Parent Common Stock and Parent Options equal to the Escrow Amount, which certificate shall be registered in the names of the stockholders to whom such shares would otherwise be issued. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in the Escrow Agreement referred to in Article VII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

                  (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock.

                  (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (f) No Liability. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         I.9 Forfeiture and Repurchase of Parent Common StockI.9 Forfeiture and Repurchase of Parent Common StockI.9 Forfeiture and Repurchase of Parent Common Stock.

                  (a) Vesting Schedule. The shares of Parent Common Stock issued pursuant to Section 1.6(a) and/or issuable upon exercise of the Milestone Warrants shall be subject to the right of Parent to repurchase, and the Parent Options held by those employees and consultants of the Company listed on
Schedule 1.9(a) attached hereto shall be subject to the risk of forfeiture, according to the following schedule: [***] of such shares and Parent Options shall vest at the Effective Time; the remainder of such shares and Parent Options shall be subject to forfeiture or repurchase, as applicable, by Parent as set forth below, with such risk of forfeiture or repurchase right lapsing as to an additional [***] of each such person's shares and Parent Options on each anniversary of the Effective Time, provided that:

                           (i)      Dr. Roger Cone and Dr. Susan Amara.  With
respect to Dr. Roger Cone and Dr. Susan Amara, all of such person's Parent Common Stock issued pursuant to Section 1.6(a) above or shares of Parent Common Stock issued upon exercise of Milestone Warrants not vested pursuant to this section as of the date of termination shall be subject to repurchase by Parent at a price per share equal to: (x) the quotient obtained by dividing [***] paid by such person for the [***] by the Exchange Ratio, in the case of Parent Common Stock obtained pursuant to [***], or (y) the [***] by such person in the case of [***], in the event of: (A) the holder's voluntary termination of employment with or services to Parent, or (B) the involuntary termination of the holder's employment with or services to Parent for Cause (as defined below and not as defined in their Consulting Agreements). Parent Options owned by Dr. Susan Amara after the Effective Time not vested pursuant to this Section as of the date of termination shall be subject to forfeiture and shall not be exercisable in event of: (i) Dr. Amara's voluntary termination of employment with or services to Parent, or (ii) the involuntary termination of the Dr. Amara's employment with or services to Parent for Cause (as defined below and not as defined in her Consulting Agreement). In the event of the holder's termination by reason of [***], the Unvested Securities shall continue to vest and not be subject to repurchase on the schedule specified in Section 1.9(a). With regard to Dr. Amara, the vesting schedule set forth in Section 1.9(a) above shall be deemed to apply first to shares of Parent Common Stock and second to Parent Options, such that the Vested Securities held by Dr. Amara on the relevant date shall be composed of the maximum possible number of shares of Parent Common Stock and the minimum possible number of shares of Parent Common Stock subject to Parent Options.

                           (ii)  Other   Current   Employees/Consultants.   With
respect to each other employee and consultant of the Company listed on Schedule 1.9(a), all of such person's Parent Common Stock issued upon exercise Milestone Warrants not vested pursuant to this section as of the date of termination shall be subject to repurchase by Parent at a price per share equal to the purchase price paid by such person upon exercise of such Milestone Warrants, in the event of: (A) the holder's voluntary termination of employment with or services to the Surviving Corporation, or (B) the involuntary termination of the holder's employment with or services to the Surviving Corporation for Cause (but not in the event that he or she is required by Parent to relocate outside the Portland, Oregon area). In addition, for each such person, all of such person's Parent Options, to the extent not vested pursuant to this Section as of the date of termination, shall be subject to forfeiture and shall not be exercisable in the event of: (i) the holder's voluntary termination of employment with or services to the Surviving Corporation, or (ii) the involuntary termination of the holder's employment with or services to Surviving Corporation for Cause (but not in the event that he or she is required by Parent to relocate outside the Portland, Oregon area). In the event of the holder's termination by reason of death or permanent disability, the Unvested Securities shall continue to vest on the schedule specified in Section 1.9(a).

                  (b) Definition of "Cause". For purposes of this Section 1.9, "Cause" shall mean the discharge of the employee or consultant resulting from a determination by the Board of Directors of Parent that the employee or consultant: (i) has been convicted of any felony or a misdemeanor involving dishonesty, fraud, theft or embezzlement, or has committed any other crime or offense involving money or property of the Company; (ii) has failed or refused in any material respect, to follow reasonable policies or directives established by the Board of Directors of Parent; (iii) has inadequately performed the duties and responsibilities of his or her position; or (iv) has failed or refused to attend to duties or obligations of his or her position. With respect to subsections 1.9(b)(ii), (iii) and (iv), "Cause" shall require that the employee or consultant shall be given notice of the defect and shall have failed to cure the defect within a thirty (30) day period thereafter, unless the defect is by nature incapable of being cured within a reasonable period of time, in which case no notice and cure period shall apply.

         I.10 Lockup Period and Restrictions on Future TransfersI.10 Lockup Period and Restrictions on Future TransfersI.10 Lockup Period and Restrictions on Future Transfers. All shares of Parent Common Stock issued to the persons listed on Schedule 1.9(a) shall be subject to a [***] lockup provision from the Effective Time as set forth substantially in the form of Lockup Agreement attached hereto as Exhibit C-2. [***] of the shares of Parent Common Stock issued to persons other than those listed on Schedule 1.9(a) shall be subject to a [***] lockup provision from the Effective Time and all of the shares of Parent Common Stock issuable to such persons other than those listed on Schedule 1.9(a) shall be subject to the stock restrictions set forth in substantially the form of Lockup Agreement attached hereto as Exhibit C-1. All future transfers of Parent Common Stock shall be made in accordance with Parent's Insider Trading Policy attached hereto as Exhibit H.

         I.11 No  Further  Ownership  Rights in  Company  Capital  Stock
No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         I.12  Lost,  Stolen  or  Destroyed  Certificates.  In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         I.13 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         I.14 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving
Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

         I.15     Restrictive Legends and Stop-Transfer Orders

                  (a) Legends. Parent shall cause the legend set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Parent Common Stock issued pursuant to Section 1.6(a) above to the persons listed on Schedule 5.10, together with any other legends that may be required by state or federal securities laws:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE
                  TRANSFERRED IN CONFORMITY WITH RULE 145(D) OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933.

In addition, Parent shall cause the legend set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Parent Common Stock issued to those persons listed on Schedule 1.9(a):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF REPURCHASE HELD BY THE ISSUER OR ITS ASSIGNEE(S), AS SET FORTH IN THE AGREEMENT AND PLAN OF REORGANIZATION (THE "AGREEMENT") BETWEEN THE ISSUER AND NORTHWEST NEUROLOGIC, INC., A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE EXCHANGED PRIOR TO THE EXPIRATION OF THE ISSUER'S RIGHT OF REPURCHASE SET FORTH IN SECTION 1.9 OF THE AGREEMENT.

                  (b) Stop-Transfer Notices. In order to ensure compliance with the restrictions referred to herein, Parent may issue appropriate "stop transfer" instructions to its transfer agent.

                  (c) Refusal to Transfer. Parent and its transfer agent shall not be required (i) to transfer on its books any shares of Parent Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares of Parent Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
         The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section number) supplied by the Company to Parent prior to execution of this Agreement (the "Company Schedules") and dated as of the date hereof, as follows:

         II.1 Organization of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the Company (hereinafter referred to as a "Material Adverse Effect"). The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

         II.2     Company Capital Structure

                  (a) As of the Closing Date, the authorized capital stock of the Company shall consist of 10,000,000 shares of authorized Common Stock, of which 591,250 shares are issued and outstanding, 10,000,000 shares of authorized Preferred Stock, of which no shares are issued and outstanding, and no other shares of Capital Stock. As of the Closing Date, the Company Capital Stock shall be held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

                  (b) The Company has reserved 158,750 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which, as of the date hereof and the Closing Date, 158,750 shares are subject to outstanding, unexercised options and no shares remain available for future grant. The Company has reserved 158,750 shares of Common Stock for issuance upon exercise of outstanding Company Options granted outside the Option Plan.
Schedule 2.2(b) sets forth for each outstanding Company Option the name of the holder of such option, the domicile address of such holder, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date and whether the exercisability of such option will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except as described in Schedule 2.2(b), all Company Options have been issued and granted in all material respects in compliance with all applicable securities laws and all other applicable legal requirements. Except as described in Schedules 2.2(a) and 2.2(b), there are no outstanding shares of Company Capital Stock or options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options have been or will be given, or shall have properly waived, any required notice prior to the Merger. As a result of the Merger, Parent will be the record and sole beneficial owner of all capital stock of the Surviving Corporation and rights to acquire or receive such capital stock.

         II.3 Subsidiaries. The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

         II.4 Authority. Subject only to the requisite approval of the Merger and this Agreement by the Company's stockholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's stockholders to duly approve the Merger and this Agreement is a majority of all shares of Company Capital Stock entitled to vote thereon. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's stockholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on Schedule 2.4, subject only to the approval of the Merger and this Agreement by the Company's stockholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the Delaware and Oregon Secretaries of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 2.4.

         II.5     Company Financial Statements

                  (a) Schedule 2.5 sets forth the Company's unaudited balance sheets as of December 31, 1997 (the "Balance Sheet") and the related unaudited statement of operations for the 12-month period then ended (collectively, the "Company Financials"). Except as disclosed in Schedule 2.5, the Company
Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other, except that the Company Financials do not include footnotes. As adjusted by the disclosures in Schedule 2.5, the Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein.

         II.6 No Undisclosed Liabilities. Except as set forth in Schedule 2.6, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since the date of the Balance Sheet, consistent with past practices, and is not material.

         II.7 No Changes. Except as set forth in Schedule 2.7, since the date of the Balance Sheet, there has not been, occurred or arisen any:

                  (a) transaction by the Company except in the ordinary course of business as conducted on the date of the Balance Sheet and consistent with past practices;

                  (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

                  (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $10,000;

                  (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

                  (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                  (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

                  (g)      revaluation by the Company of any of its assets;

                  (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

                  (i) increase in the salary or other compensation payable or to become payable to any of its officers, directors, employees, consultants or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

                  (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

                  (k)  amendment  or  termination  of  any  material   contract,
agreement or license to which the Company is a party or by which it is bound;

                  (l) loan by the Company to any person or entity,  incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

                  (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

                  (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

                  (o) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.11 below) or of infringement by the Company of any third party's Intellectual Property rights;

                  (p) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

                  (q) change in pricing, royalties or reimbursement rates set or charged by the Company to its customers or licensees or in pricing, royalties or reimbursement rates set or charged by persons who have licensed Intellectual Property to the Company;

                  (r) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on the Company; or

                  (s) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         II.8     Tax and Other Returns and Reports

                  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b)      Tax Returns and Audits.  Except as set forth in
Schedule 2.8:

                           (i)      The Company as of the Effective Time will
have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                           (ii) The Company as of the Effective  Time:  (A) will
have paid or accrued all Taxes
it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                           (iii)  The  Company  has not been  delinquent  in the
payment of any Tax nor is there any
Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv) No audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

                           (v) The  Company  does not have any  liabilities  for
unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

                           (vi) The Company has provided to Parent copies of all
federal and state income and all state sales and use Tax Returns for all periods since the date of Company's incorporation.

                           (vii) There are (and as of immediately  following the
Effective Time there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes.

                           (viii) The Company has no  knowledge of any basis for
the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                           (ix)     None of the Company's assets are treated as
"tax-exempt use property" within the meaning of Section 168(h) of the Code.

                           (x)      As of the Effective Time, there will not be
any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.
                           (xi)     The Company has not filed any consent
agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                           (xii) The  Company is not a party to a tax sharing or
allocation agreement nor does the Company owe any amount under any such agreement.

                           (xiii) The  Company  is not,  and has not been at any
time, a "United States real property holding  corporation" within the meaning of
Section 897(c)(2) of the Code.

                           (xiv)  The  Company's  tax  basis in its  assets  for
purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

         II.9 Restrictions on Business ActivitiesII.9 Restrictions on Business ActivitiesII.9 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         II.10    Title to  Properties;  Absence of Liens and  EncumbrancesII.10
                  Title to Properties; Absence of Liens and EncumbrancesII.10 Title to Properties; Absence of Liens and Encumbrances.

                  (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently, or at any time in the past, leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

                  (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

         II.11 Intellectual Property

                  (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted or as proposed to be conducted by the Company (the "Company Intellectual Property Rights").

                  (b) Schedule 2.11(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.11(b) sets forth a complete list of all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right or trade secret of the Company, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 2.11(a) or 2.11(b), the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used.

                  (c)  No  claims  with  respect  to  the  Company  Intellectual
Property Rights have been asserted or are, to the Company's knowledge, threatened by any person, nor are there any valid grounds for any such claims,
(i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. The Company has not infringed, and the business of the Company as currently conducted or as proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. There is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. The Company has taken all reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of the Company Intellectual Property Rights. Except as set forth on Schedule 2.11(c), each current and former employee, consultant or contractor of the Company has executed a proprietary information and confidentiality agreement substantially in the Company's standard forms and in any event restricting the use and disclosure of the Company Intellectual Property and providing for the assignment to the Company of Company Intellectual Property developed by such employees, consultants and contractors. All software included in the Company Intellectual Property Rights is original with the Company and has been either created by employees of the Company on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to the Company.

         II.12 Agreements, Contracts and CommitmentsII.12 Agreements, Contracts and CommitmentsII.12 Agreements, Contracts and Commitments. Except as set forth on Schedule 2.12(a), the Company does not have, is not a party to nor is it bound by:

                           (i)      any collective bargaining agreements,

                           (ii)     any agreements or arrangements that contain
any severance pay or post-employment liabilities or obligations,

                           (iii)  any  bonus,  deferred  compensation,  pension,
profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                           (iv)     any employment or consulting agreement,
contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

(v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                           (vi)     any fidelity or surety bond or completion
bond,

                           (vii) any lease of personal  property  having a value
individually in excess of $10,000,

                           (viii)   any agreement of indemnification or
guaranty,

                           (ix)     any agreement, contract or commitment
containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                           (x)      any agreement, contract or commitment
relating to capital expenditures and involving future payments in excess of $10,000,

                           (xi)     any agreement, contract or commitment
relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                           (xii)  any  mortgages,  indentures,  loans or  credit
agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,
                           (xiii)  any  purchase   order  or  contract  for  the
purchase of raw materials involving $10,000 or more,

                           (xiv)    any construction contracts,

                           (xv)     any distribution, joint marketing or
development agreement,

                           (xvi) any  contract  requiring  that the Company give
any notice, obtain any consent, or provide any information to any person prior to consummating the Merger,

                           (xvii) any contract involving a governmental body, to
which any governmental body is a party, under which any governmental body has any rights or obligations, or indirectly or directly benefitting any governmental body,

                           (xviii) any  agreement  pursuant to which the Company
has granted or may grant in the future, to any party, a license or option or other right to use or acquire any technology or Company Intellectual Property Right, or

                           (xix) any other  agreement,  contract  or  commitment
that involves $10,000 or more or is not cancelable without penalty within thirty
(30) days, or that could reasonably be expected to have a material adverse effect on the business condition, assets, liabilities or financial performance of the Company or any of the transactions contemplated by this Agreement.

Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) or Schedule 2.11(b) (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect and is enforceable in accordance with its terms and, except as otherwise disclosed in Schedule 2.12(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto. The Contracts collectively constitute all of the contracts necessary to enable the Company to conduct its business in the manner in which it is currently being conducted and in the manner in which it is proposed to be conducted.

         II.13    Interested    Party    Transactions.  Except as set forth on
Schedule 2.13, no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or Schedule 2.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

         II.14 Compliance with Laws. The Company has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

         II.15 Litigation. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in
Schedule 2.15, to the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any governmental entity. Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

         II.16 Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         II.17 Minute Books. The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company.

         II.18     Environmental Matters

                  (a) "Environmental Claim" means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Materials (as hereinafter defined) or (ii) any violation, or alleged violation, of any Environmental Laws. "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health, including laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials
(ACM), hazardous substances, petroleum and petroleum products or any fraction thereof.

                  (b) The Company has been and is in compliance (which compliance includes, but is not limited to, the possession of all permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof) in all material respects with all Environmental Laws and the Company has not received any notice of any alleged claim, violation of or liability under any Environmental Laws which has not heretofore been cured or for which there is any remaining liability;

                  (c) The Company has not received notice of any Environmental Claim filed or threatened against it, or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law and there are no past or present actions, activities, circumstances, conditions, events or incidents, that could reasonably be expected to form the basis of any Environmental Claim against the Company, the business thereof, or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law;

                  (d) The Company has not disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials or condition so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws; and

                  (e) To the actual knowledge of the Company, no Hazardous Materials are present in or on any premises leased or used at any time by the Company or for its business, and no reasonable likelihood exists that any Hazardous Materials will come to be present in or on any such premises leased or used at any time by the Company for its business, so as to give rise to any material liability or corrective or remedial obligation under any Environmental Laws.

         II.19 Brokers' and Finders' Fees; Third Party ExpensesII.19 Brokers' and Finders' Fees; Third Party ExpensesII.19 Brokers' and Finders' Fees; Third Party Expenses. Except as set forth on Schedule 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Schedule 2.19 also sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

         II.20    Employee Matters and Benefit Plans

                  (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i)      "Affiliate" shall mean any other person or
entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                           (ii)  "ERISA"  shall  mean  the  Employee  Retirement
Income Security Act of 1974, as amended;

                           (iii)  "Company  Employee  Plan"  shall  refer to any
plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

                           (iv) "Employee"  shall mean any current,  former,  or
retired employee, officer, or director of the Company or any Affiliate;

                           (v)      "Employee Agreement" shall refer to each
management,   employment,  severance,  consulting,   relocation,   repatriation,
expatriation, visas, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                           (vi)     "IRS" shall mean the Internal Revenue
Service;

                           (vii)  "Multiemployer  Plan" shall mean any  "Pension
Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                           (viii)  "Pension  Plan" shall  refer to each  Company
Employee Plan which is an "employee pension benefit plan", within the meaning of
Section 3(2) of ERISA.

                  (b) Schedule. Schedule 2.20(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

                  (c) Documents. The Company has provided to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

                  (d) Employee Plan Compliance. Except as set forth on Schedule 2.20(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of
Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

                  (e) Pension Plans. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                  (f)   Multiemployer   Plans.   At  no  time  has  the  Company
contributed to or been requested to contribute to any Multiemployer Plan.

                  (g) No  Post-Employment  Obligations.  Except  as set forth in
Schedule 2.20(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                  (h)      Effect of Transaction.

                           (i)      Except as set forth on Schedule 2.20(h)(i),
the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                           (ii)     Except as set forth on Schedule 2.20(h)(ii),
no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

                  (i) Employment Matters. The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

                  (j) Labor. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company, threatened. Except as set forth in Schedule 2.20(j), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Except as set forth in Schedule 2.20(j), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

         II.21 Tax Treatment. To the Company's knowledge, neither the Company nor any of its directors, officers or stockholders has taken any action which the Company is aware would interfere with the tax-free status of the Merger as a reorganization under Section 368 of the Code.

         II.22 No Existing Discussions. Neither the Company nor any of its representatives, agents, or employees are engaged, directly or indirectly, in any discussions or negotiations with any other person relating to any action or activity proscribed by Section 4.2 hereof.

         II.23  Vote  Required.   The affirmative  vote of the holders of a
majority of the shares of Company Common Stock outstanding is the only vote of the holders of any class or series of the Company's Capital Stock necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

         II.24 Representations CompleteII.24 Representations CompleteII.24 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company as follows:

         III.1 Organization, Standing and Power Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Parent and Merger Sub as a whole.

         III.2 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms.

         III.3    Capital Structure

                  (a The authorized stock of Parent consists of 50,000,000 shares of Common Stock, of which approximately 17,707,815 shares were issued and outstanding as of February 28, 1998, and 5,000,000 shares of Preferred Stock, none of which is issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The outstanding stock of Merger Sub is free of liens and encumbrances.

                  (b The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, nonassessable and issued in compliance with applicable federal, Oregon and Delaware securities laws.

         III.4 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 1996, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent
Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements; provided, however, the Parent may have restated or may restate one or more of the Parent Financial Statements to reflect acquisitions entered into subsequent to the respective dates thereof.

         III.5 Litigation There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement. Parent is not subject to any material litigation except as disclosed in the SEC Documents.


                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         IV.1     Conduct of Business of the Company.

                  (a Company Conduct. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, corporate partners, collaborators, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

                           (i       Enter into any commitment, activity or
transaction not in the ordinary course of business;

                           (ii      Transfer to any person or entity any rights
to any Company IntellectualProperty Rights;

                           (iii     Enter into or amend any material agreements
pursuant  to  which  any  other  party  is  granted  manufacturing,   marketing,
distribution, licensing or similar rights of any type or scope;

                           (iv      Amend or otherwise modify (or agree to do
so), except in the ordinary course of business, or violate the terms of, any of the material agreements to which the Company is a party, or enter into material capital commitments or material long term obligations;

                           (v       Commence or settle any litigation;

                           (vi      Declare, set aside or pay any dividends on
or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

                           (vii     Except for the issuance of shares of Company
Capital Stock upon exercise or conversion of presently outstanding Company Options, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                           (viii    Cause or permit any amendments to its
Articles of Incorporation or Bylaws;

                           (ix      Acquire or agree to acquire by merging or
consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

                           (x       Purchase, sell, lease, license or otherwise
dispose of any properties or assets, except in the ordinary course of business and consistent with past practice;

                           (xi      Incur any indebtedness for borrowed money or
guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

                           (xii     Grant any severance or termination pay to
any director,  officer employee or consultant,  except payments made pursuant to
standard  written  agreements   outstanding  on  the  date  hereof  (which  such
agreements are disclosed on Schedule 2.12(a);

                           (xiii Adopt or amend any employee benefit, bonus, or
severance plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, officer, employee or consultant, or increase the salaries or wage rates of its directors, officers, employees or consultants;

                           (xiv     Revalue any of its assets, including without
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

                           (xv      Take any action which would, to the
knowledge of the Company, jeopardize the tax-free reorganization hereunder;

                           (xvi     Pay, discharge or satisfy, in an amount in
excess of $5,000, in any one case, or $10,000 in the aggregate (of like cases or similar items), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements;

                           (xvii Make or change any material election in respect
of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                           (xviii  Enter into any strategic alliance, research
collaboration, joint development or joint marketing arrangement or agreement;

                           (xix     Fail to pay or otherwise satisfy its
monetary obligations as they become due, except such as are being contested in good faith;

                           (xx Waive or commit to waive any rights with a value
in excess of $5,000, in any one case, or $10,000, in the aggregate;

                           (xxi Cancel, materially amend or renew any insurance
policy other than in the ordinary course of business;

                           (xxii Alter, or enter into any commitment to alter,
its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

                           (xxiii Take, or agree in writing or otherwise to
take, any of the actions described in Sections 4.1(i) through (xxii) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

                  (b Parent Conduct. Parent shall promptly notify the Company of any event or occurrence which is not in the ordinary course of business of Parent and which is material and adverse to the business of Parent. Parent agrees to disclose to the Company prior to the Effective Time any material change in its capitalization as set forth in Section 3.3 hereto.

         IV.2 No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, stockholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms hereof (other than the prohibition of this section) shall be deemed to be a violation of this Section 4.2.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         V.1 Company Stockholder Approva. As promptly as practicable after the execution of this Agreement and at such time as is permitted by applicable law, the Company shall submit this Agreement and the transactions contemplated hereby to its stockholders for approval and adoption as provided by Oregon Law and its Articles of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the consent of its stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the Company's stockholders shall be subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

         V.2  Access  to  Information.   Access to Information.  The Company
shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to: (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as Parent may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         V.3 Confidentiality. Subject to Section 5.5 hereof, the parties agree that neither they nor their agents shall disclose to any person who is not a direct participant in the negotiations or due diligence regarding the proposed transactions any of the terms or conditions of the proposed transactions. In addition, each party will maintain in strict confidence all confidential information ("Confidential Information") obtained from any other party or its agents during the course of the due diligence and negotiation. Confidential Information means nonpublic information concerning the disclosing party's business, business plans, products or technology, whether disclosed before or after the date of this Agreement, which is clearly marked "confidential or "proprietary" and orally disclosed information which is communicated with indicia of confidentiality and promptly thereafter confirmed in writing to be confidential. Confidential Information shall not include any information in writing which is or becomes publicly known or available not through improper action of the receiving party, is already known by the receiving party prior to disclosure, is independently developed by the receiving party without using Confidential Information of the other party, or is obtained by the receiving party from a third party without breach of a confidentiality obligation. In the event that the transaction is not consummated, or any time upon the request of any party, all material furnished by such party or its agents to any other party or its agents, and all copies or extracts thereof in notes and analyses prepared therefrom, shall be returned to the disclosing party or destroyed and certified as destroyed.

         V.4 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that expenses payable to legal counsel to the Company in connection with the Merger shall not be paid by the Company or Parent but instead shall be borne pro rata among the holders of the Company's Common Stock and Company's Options on an as-converted basis to the extent that such legal fees and expenses exceed [***].

         V.5 Public Disclosure. Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Effective Time, no further disclosure (whether or not in response to an inquiry) of the terms of this Agreement shall be made by any party hereto except as contemplated herein, unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

         V.6 Consents. The Company shall use its best efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of and benefits to the Company thereunder.

         V.7 FIRPTA Compliance. On or prior to the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

         V.8 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         V.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         V.10  Affiliate   Agreements.  Schedule  5.10 sets  forth  those
persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in any case prior to the Closing) from each of the Affiliates of the Company, an executed Affiliate Agreement in substantially the form attached hereto as Exhibit A. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

         V.11  Additional  Documents  and  Further   Assurances.
Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         V.12  Nasdaq  National  Market   Listing.  Parent shall authorize for
listing on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

         V.13   Company's   Financial    Statements. The Company will  use  best
reasonable efforts to facilitate on a timely basis the preparation of financial statements as required by Parent to comply with applicable SEC regulations.

         V.14 Milestone Warrants. Upon completion of the following milestones (the "Milestones"), Parent shall issue to the persons and in the proportions listed on Schedule 5.14 attached hereto warrants (the "Milestone Warrants") in substantially the form attached hereto as Exhibit E, provided, however, that with respect to any such person who becomes an employee or consultant of Parent or the Surviving Corporation at or after the Effective Time, such person must still be then employed by or providing services to Parent or the Surviving Corporation to be issued any portion of such Milestone Warrant. In the event that any such person is no longer employed by or providing services to Parent or the Surviving Corporation, such person's allocation of the Milestone Warrants shall be allocated to the other persons listed on Schedule 5.14 on a pro rata basis. The Milestone Warrants shall entitle the holders thereof to purchase an aggregate of the number of shares of Common Stock of Parent set forth below at a per share exercise price equal to the average of the closing prices of Parent's Common Stock on the principal securities exchange on which Parent's Common Stock is then traded, or if not so traded, the National Market System of the National Association of Securities Dealers Automated Quotation System, in either case as reported in The Wall Street Journal, for the fifteen (15) trading days ending on the last trading day prior to the date which such Milestone is completed. The Milestone Warrants shall have a term of ten (10) years from the date of Closing, provided, however, that: (1) in event of the closing of an acquisition of all of the outstanding capital stock or all or substantially all of the assets of Parent or any other event set forth in Section 10 of the Milestone Warrant, Parent's right to repurchase shares issued upon exercise of Milestone Warrants shall lapse, and (2) in event of the closing of an acquisition of all the outstanding capital stock or all or substantially all of the assets of Parent, the acquiring party shall be required to assume any obligations of Parent under this Section 5.14 with respect to unissued Milestone Warrants. The holders of the Milestone Warrants shall be included in Parent's existing piggyback registration rights, provided that the requisite consent of the other holders of registrable securities of Parent can be obtained. Parent agrees to use its reasonable efforts to obtain such consent.

                  (a       Milestone Warrant One.  An aggregate of 50,000 shares
(as adjusted for stock splits, stock dividends, recapitalizations, and the like) for [***].

                  (b       Milestone Warrant Two.  An aggregate of 50,000 shares
(as adjusted for stock splits, stock dividends, recapitalizations, and the like) if within [***].

         V.15 Oregon Health Sciences  University  Laboratory  Funding.
Parent shall provide funding to Dr. Roger Cone's research laboratory at the Oregon Health Sciences University in the amount [***] commencing on the Closing Date; provided, however, that Parent's obligation to make or continue making funding payments shall be expressly contingent upon: (1) the continuous use of such funding in accordance with the Research Plan agreed upon by Parent and Dr. Roger Cone substantially in the form attached hereto as Exhibit F (as Parent and Dr. Cone may mutually agree to modify such Research Plan), and (2) the grant by the Oregon Health Sciences University of rights reasonably acceptable to Parent with regard to the intellectual property resulting from such research. Funding shall be due and payable in equal quarterly installments within fifteen (15) days after the end of each of Parent's fiscal quarters.

         V.16     Name and Physical Location of the Surviving Corporation.
[***] Dr. Roger Cone (who shall be referred to as "Company Management") shall mutually agree to do so.

         V.17     [***].

         V.18     Employment and Consulting Arrangements.

                  (a All Company employees who continue as employees of the Surviving Corporation after the Closing shall be entitled to benefits comparable to the benefits Parent provides its employees at the same level as such employees of the Surviving Corporation will be after the Closing.

                  (b       Steve Kurtz.  The Company shall enter into an
employment   agreement   (the   "Employment   Agreement")   with  Stephen  Kurtz
substantially in the form attached hereto as Exhibit B.

                  (c       Paul Woloshin.  As soon as practicable after the
execution of this Agreement, the Company and Paul Woloshin will enter into a consulting agreement with a [***] term, whereby: (i) the Company shall pay Mr. Woloshin an annual fee of [***]. The parties shall negotiate in good faith to reach a definitive agreement with regard to the aforementioned arrangement.

         V.19 Appointment to Parent Scientific Advisory BoardV.19 Appointment to Parent Scientific Advisory BoardV.19 Appointment to Parent Scientific Advisory Board. Parent shall appoint Dr. Roger Cone and Dr. Susan Amara to Parent's Scientific Advisory Board substantially in accordance with the Consulting Agreements attached hereto as Exhibit G-1 and G-2, respectively.

         V.20     [***].

         V.21 Registration on Form S-8V.21 Registration on Form S-8V.21 Registration on Form S-8. Parent shall, as soon as practicable following the Effective Time, register the shares of Parent Common Stock issuable upon exercise of the Parent Options on a registration statement on Form S-8.


         VI.1 Conditions to Obligations of Each Party to Effect the MergerVI.1 Conditions to Obligations of Each Party to Effect the MergerVI.1 Conditions to Obligations of Each Party to Effect the Merger.
         The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a       Stockholder Approval.  This Agreement and the Merger
shall have been approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

                  (b Securities Law Compliance. The issuance of the Parent Common Stock in the Merger shall be exempt from the registration requirement of the federal securities laws and shall have been qualified or shall be exempt under all applicable state securities laws.

                  (c No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

                  (d       Consulting and Noncompetition Agreements.  Dr. Susan
Amara and Dr. Roger Cone shall each have executed and delivered to Parent a Consulting Agreement in substantially the form of Exhibit G-1 and G-2, respectively, and such agreements shall be in full force and effect.

                  (e       Registration Rights Agreement.  Parent and certain of
the Company's stockholders shall have executed a Registration Rights Agreement in substantially the form of Exhibit J and such agreement shall be in full force and effect.

         VI.2 Additional Conditions to Obligations of the Company.
The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date and the Company shall have received a certificate to such effect signed by duly authorized officers of Parent and Merger Sub.

                  (b Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by duly authorized officers of Parent and Merger Sub.

         VI.3 Additional Conditions to the Obligations of Parent and Merger SubVI.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by a duly authorized executive officer of the Company;

                  (b Agreements and Covenants. The Company shall have performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company;

                  (c       Third Party Consents.  Parent shall have been
furnished  with  evidence  satisfactory  to it that the Company has obtained all
necessary   consents,   approvals  and  waivers  in  order  to  consummate   the
transactions contemplated herein.

                  (d       Legal Opinion.  Parent shall have received a legal
opinion from Tonkon Torp LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit D.

                  (e Affiliate Agreements. All directors, officers and persons identified by the Company as being an Affiliate of the Company shall have delivered to Parent an executed Affiliate Agreement, in substantially the form attached hereto as Exhibit A, which shall be in full force and effect.

                  (f       No Material Adverse Change.  There shall not have
occurred any material adverse change in the business, assets (including intangible assets) financial condition or results of operations of the Company since January 1, 1998.

                  (g       Vote of Company Stockholders.  Holders of at least
95% of the outstanding Company Capital Stock shall have voted in favor of the Merger and the consummation of the transactions contemplated hereby.

                  (h Lockup Agreements. The persons listed on Schedule 1.9(a) shall each have executed a Lockup Agreement substantially in the form set forth on Exhibit C-2 and all other persons who receive Parent Common Stock pursuant to
Section 1.6(a) hereof shall each have executed a Lockup Agreement substantially in the form set forth on Exhibit C-1.

                  (i       Valid Existence Certificate.  The Company shall have
delivered to counsel for Parent a certificate evidencing the Company's valid existence under Oregon Law.

                  (j       Financial Statements Certificate.  The Company shall
have delivered to Parent a certificate signed by Paul Woloshin attesting to the best of his knowledge as to the accuracy of the Company's Financials delivered pursuant to Section 2.5 hereof.

                  (k       Escrow Agreement.  Parent, the Escrow Agent and the
stockholders   of  the  Company  shall  have   executed  the  Escrow   Agreement
substantially in the form attached hereto as Exhibit I.

                  (l Stock Restriction Agreements. Each of the employees and consultants listed on Schedule 1.9(a) shall have executed Stock Restriction Agreements with respect to the shares of Parent Common Stock issued to such persons hereunder or issuable to such persons upon exercise of Milestone Warrants substantially in the form attached hereto as Exhibit K and such agreements shall be in full force and effect.

                  (m Option Amendments. Each of the holders of Company Options shall have executed an Amendment to Stock Option Agreement (providing for the application of the vesting schedule set forth in Section 1.9 hereof to the Parent Options) substantially in the form attached hereto as Exhibit L.

                  (n Resignations of Company Officers/Directors. The Company's officers and directors shall have delivered to Parent's counsel resignations effective as of the Effective Time and taken all steps reasonably necessary to ensure that the officers and directors referred to in Section 1.5 hereof shall be the officers and directors of the Surviving Corporation.

                  (o Non-Competition Agreement. The Company and Paul Woloshin shall have executed a non-competition agreement whereby Mr. Woloshin shall not compete with the Company in the fields of neurotransporters and melanocortin receptors for a period of [***] after the Effective Time, substantially in the form attached hereto as Exhibit M.


                                   ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

         VII.1 Survival of Representations and WarrantiesVII.1 Survival of Representations and Warranties. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., Pacific Time, on the date which is one year following the date of Closing of this Agreement (the "Expiration Date").

         VII.2 Escrow ArrangementsVII.2 Escrow Arrangements. The parties will enter into an Escrow Agreement in substantially the form attached hereto as
Exhibit I.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         VIII.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a       by mutual consent of the Company and Parent;

                  (b by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on June 30, 1998 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or
(iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

                  (c by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

                  (d  by  Parent  if  it  is  not  in  material  breach  of  its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) such breach has not been cured within ten (10) business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied;

                  (e by  the  Company  if it is not in  material  breach  of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (i) such breach has not been cured within ten (10) business days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and
(ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; or

                  (f by Parent if more than five percent (5%) of the outstanding shares of Company Common Stock shall be qualified to be Dissenting Shares after the first meeting of or action by the Company's stockholders to approve this Agreement and the Merger.

Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         VIII.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that the provisions of Sections
5.3 and 5.4 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         VIII.3 Termination Fee. If the Board of Directors of the Company does not unanimously recommend approval by the Company's stockholders of the Merger and this Agreement and this Agreement is terminated by the Parent pursuant to
Section 8.1(f), then the Company shall pay to Parent, in cash, within three (3) business days after such termination, a nonrefundable fee in the amount of $100,000.

         VIII.4 Amendment. This Agreement may not be amended at any time, except by an instrument in writing signed on behalf of each party hereto, provided that after this Agreement has been adopted by the stockholders of the Company, no such amendment shall reduce the amount or change the form of consideration to be paid to the stockholders of the Company pursuant to this Agreement or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the stockholders of the Company.

         VIII.5 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         IX.1  Notices.   All  notices  and  other  communications hereunder
shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)      if to Parent or Merger Sub, to:

                           Neurocrine Biosciences, Inc.
                           3050 Science Park Road
                           San Diego, CA 92121
                           Attention: President and Chief Executive Officer Telephone No.: (619) 658-7650
                           Facsimile No.:  (619) 658-7602

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention:  Michael J. O'Donnell, Esq.
                           Telephone No.:  (415) 493-9300
                           Facsimile No.:  (415) 493-6811

                  (ii)     if to the Company, to:

                           Northwest NeuroLogic, Inc.
                           2611 S.W. 3rd Avenue, Suite 200
                           Portland, OR  97201
                           Attention:  President
                           Telephone No.:  (503) 243-6422
                           Facsimile No.:  (503) 228-3290

                           with a copy to:

                           Tonkon Torp LLP
                           1600 Pioneer Tower
                           888 SW Fifth Avenue
                           Portland, OR  97204
                           Attention:  Carol Dey Hibbs
                           Telephone No.:  (503) 802-2016
                           Facsimile No.:  (503) 972-3716

         IX.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IX.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         IX.4 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

         IX.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         IX.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

IX.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

IX.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IX.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

NORTHWEST NEUROLOGIC, INC.           NEUROCRINE BIOSCIENCES, INC.

By: /s/ Roger D. Cone                By: /s/ Paul W. Hawran
        President                            Senior Vice President and
                                             Chief Financial Officer


NBI ACQUISITION CORP.

By:     /s/ Paul W. Hawran
            Senior Vice President and
            Chief Financial Officer



                                INDEX OF EXHIBITS


Exhibit           Description


Exhibit A                           Form of Company Affiliate Agreement

Exhibit B                           Employment Agreement (Steve Kurtz)

Exhibit C-1                         Form of Lockup Agreement (180-day)

Exhibit C-2                         Form of Lockup Agreement (90-day)

Exhibit D                           Form of Legal Opinion of Counsel to the Company

Exhibit E                           Form of Milestone Warrant

Exhibit F                           Research Plan for Oregon Health Sciences University

Exhibit G-1                         Form of Consulting Agreement (Dr. Roger Cone)

Exhibit G-2                         Form of Consulting Agreement (Dr. Susan Amara)

Exhibit H                           Parent's Insider Trading Policy

Exhibit I                           Escrow Agreement

Exhibit J                           Registration Rights Agreement

Exhibit K                           Form of Stock Restriction Agreement

Exhibit L                           Form of Amendment to Stock Option Agreement

Exhibit M                           Form of Non-Competition Agreement (Paul Woloshin)


                               INDEX OF SCHEDULES


Schedule          Description

1.6                                 Escrow Amount
1.9(a)                              Employees and Consultants of the Company
                                     Subject to Vesting Schedules and
                                     Lockup Periods
2.2(a)                              Company Stockholder List
2.2(b)                              Option List
2.4                                 Governmental and Third Party Consents
2.5                                 Company Financials
2.6                                 Undisclosed Liabilities
2.7                                 No Changes
2.8                                 Tax Returns and Audits
2.10(a)                             Leased Real Property
2.10(b)                             Liens on Property
2.11(a)                             Intellectual Property
2.11(b)                             Intellectual Property Licenses
2.11(c)                             Confidentiality Agreements
2.12(a)                             Agreements, Contracts and Commitments
2.12(b)                             Breaches
2.13                                Interested Party Transactions
2.15                                Litigation
2.19                                Brokers/Finders Fees; Third Party Expenses
2.20(b)                             Employee Benefit Plans and Employee
                                     Agreements
2.20(d)                             Employee Plan Compliance
2.20(g)                             Post Employment Obligations
2.20(h)(i)                          Effect of Transaction
2.20(h)(ii)                         Excess Parachute Payments
2.20(j)                             Labor
5.10                                Company Affiliate List
5.14                                Milestone Warrant Holder List


                                  Schedule 1.6
                                 Escrow Account


The following shares of Parent Common Stock will be placed in the escrow account or, in the case of options, will be subject to the escrow account and will be placed in the escrow account upon exercise of the applicable option:

------------------------- ------------------ ----------------- ----------------------- -----------------
                           [***] Shares in   [***] Shares in      [***] Options in      [***] Options
          Name                 Escrow             Escrow               Escrow             in Escrow
------------------------- ------------------ ----------------- ----------------------- -----------------
[***]                                [***]             [***]                   [***]             [***]
------------------------- ------------------ ----------------- ----------------------- -----------------
Total                                53,088            29,665                   6,839            10,011


                                 Schedule 1.9(a)
               Continuing Employees and Consultants of the Company
                 Subject to Vesting Schedule and Lockup Periods


1. The following people are the persons (besides Roger Cone and Susan Amara) who are expected to be employees or consultants of the Company holding Company stock or stock options at the time the Merger is closed:

         [***]

2. If any of the foregoing persons is not employed by or serving as a consultant to the Company at the date of Closing, we will so advise you, and any such persons will not be subject to the vesting schedule of Section 1.9 and shall not be deemed to be a person listed on this
         Schedule 1.9(a).

                                 Schedule 2.2(a)
                            Company Stockholder List



---------------------------------------------------------------------------- -----------------------
Stockholder                                                                   Number of Shares of
                                                                                  Common Stock
---------------------------------------------------------------------------- -----------------------

Roger Cone                                                                           [***]
c/o Vollum Institute
3181 S.W. Sam Jackson Park Road
Portland, OR 97201-3098
                                                                                     [***]
Richard Sessions
c/o Vollum Institute
3181 S.W. Sam Jackson Park Road
Portland, OR 97201-3098
                                                                                     [***]
Oregon Health Sciences University
3181 S.W. Sam Jackson Park Road
Portland, OR 97201-3098
                                                                                     [***]
Susan Amara
c/o Vollum  Institute
3181  S.W.  Sam  Jackson  Park  Road
Portland,  OR 97201-3098
                                                                                     [***]
Cascadia Pacific Management
4370 NE Halsey
Portland,  OR 97213
 (assignee of shares originally to be issued to
 Oregon Research and Technology
 Development Fund)
---------------------------------------------------------------------------- -----------------------

TOTAL SHARES                                                                          591,250
---------------------------------------------------------------------------- -----------------------

                                 Schedule 2.2(b)
                                   Option List


1. The Stock Option Ledger attached hereto as Appendix A is correct as of the date of this Agreement.

2. When NNL granted the option to Jeffery Arriza, a Pennsylvania resident, as specified on the Stock Option Ledger, the filing to qualify the option grant for an exemption under Pennsylvania securities law was filed late.

                                  Schedule 2.4
                      Governmental and Third Party Consents


1. The license agreement between Oregon Health Sciences University and the Company, dated February 1, 1997, may arguably require notice of the Merger. That notice has been given.

2. The Leases between the Company and Oregon Biotechnology Innovation Center ("OBIC") require OBIC's consent to the assignment of the Leases in the context of the Merger. That consent will be obtained prior to Closing.

                                  Schedule 2.5
                               Company Financials


1. Attached hereto as Appendix B is the Company's unaudited balance sheet as of December 31, 1997 and the related unaudited statement of operations for the 12-month period then ended.

2. In order to be correct in all material respects, the attached Financial Statements need to be adjusted to reflect the following:

         a. The Company needs to deduct from its earnings the spread between the exercise price of all discounted options that vested during 1997 and the fair market value of the underlying option shares at the time of vesting.

         b. Accrued vacation is not reflected in the Financial Statements.

                                  Schedule 2.6
                             Undisclosed Liabilities

1.       Paragraph 2 of Schedule 2.5 is incorporated herein by reference.

2. In 1998, the Company will need to deduct from its 1998 earnings the spread between the exercise price of all discounted options that vest during 1998 and the fair market value of the underlying option shares at the time of vesting.

3.       Contractual   obligations   (rather  than  liabilities   stemming  from
         breaches) under contracts listed on Schedules 2.10(a), 2.11(b) and 2.12(a).

4. The Company has been awarded an NIH grant which will require specified projects be undertaken. The Company has not received the documentation on the grant yet.

                                  Schedule 2.7
                                   No Changes


1.       [***].

2. Options have been granted since December 31, 1997, as reflected in the Stock Option Ledger attached to Schedule 2.2(b).

3. The vesting of certain options has been accelerated in connection with this transaction, as shown on the Stock Option ledger attached to
         Schedule 2.2(b).

4. Kimberlee Stafford and Elizabeth Fiddler received salary increases of $5,000 per year, effective January 1, 1998.

5.       [***].

                                  Schedule 2.8
                             Tax Returns and Audits


None

                                Schedule 2.10(a)
                              Leased Real Property


1. Leases, between the Company and Oregon Biotechnology Innovation Center, dated October 1, 1995, April 1, 1997, August 27, 1997 and January 1, 1998. The aggregate annual rental payable with respect to each lease is [***], respectively, with increases of [***] to go into effect on July 1, 1998.

                                Schedule 2.10(b)
                                Liens on Property


None

                                Schedule 2.11(a)
                              Intellectual Property


1. Attached as Appendix C hereto is a listing of all patents issued and applied for as part of the Company's license with Oregon Health Sciences University. (The patent on MC-1 (MSH receptor) issued in 1996, a second patent on MC-2(ACTH) issued in 1996, and a patent on EAAT-2 issued in 1997.)

2. The registered owners of each of the patent applications and patents specified in Appendix A are the inventors of the respective patents. All such patents and patent applications have been assigned to Oregon Health Sciences University.

                                Schedule 2.11(b)
                         Intellectual Property Licenses

1. License agreement between Oregon Health Sciences University and the Company, dated February 1, 1997.

2. Collaboration Agreement between American Home Products Corporation (referred to in the Agreement as Wyeth-Ayerst) and the Company, dated August 15, 1996.

3. License Agreement between the Company and American Home Products Corporation (Wyeth-Ayerst), dated August 15, 1996.

4. Research and License Agreement between the Company and Trega Biosciences, Inc., dated May 30, 1997, as amended by a letter dated January 27, 1998.

5. License Agreement between the Company and The Proctor & Gamble Pharmaceutical Company, dated May 7, 1997.

6. Sponsored Research and Cooperation Agreement between the Company and Millennium Pharmaceuticals, Inc., dated February 22, 1996, as modified by letter dated March 13, 1997 [expired].

7. License Agreement between the Company and ABS Global, Inc., dated March 29, 1996 [expired].

8. Research and License Agreement between the Company and Houghten (Trega), dated April 27, 1994 [expired].

9. Sponsored Research between the Company and Proctor & Gamble, dated October 15, 1996 [expired].

                                Schedule 2.11(c)
                           Confidentiality Agreements

1. Two technicians formerly employed by the Company did not sign the Company's form of proprietary information and confidentiality agreement. The technology that they were working on has either become obsolete or has been publicly disclosed.

                                Schedule 2.12(a)
                      Agreements, Contracts and Commitments

1. Consulting Agreement between Roger Cone and the Company has not been documented.

2. Consulting Agreement between Susan Amara and the Company, dated November 1, 1996.

3. Consulting Agreement between the Company and Troy Fiddler, dated January 12, 1998.

4. Employment Agreement between the Company and Paul Woloshin, dated March 11, 1996, as amended on March 11, 1997.

5. Consulting Agreement between the Company and Mike Kavanaugh, dated September 10, 1996, renewed February 1, 1998.

6.  Employment  Agreement  between the Company and Stephen Kurtz,  dated May 12,
1997.

7. The Company is obligated to indemnify its officers and directors pursuant to its Articles of Incorporation and its Bylaws.

8. All agreements listed in Schedules 2.10(a) and 2.11(b) are incorporated herein by reference.

9. Consulting Agreement between the Company and Jeffrey Arriza, dated September 10, 1996 [expired].

10. Consulting Agreement between the Company and Richard Simerly, dated January 20, 1996 [expired].

                                Schedule 2.12(b)
                                    Breaches


None

                                  Schedule 2.13
                          Interested Party Transactions


1. Certain officers, directors and stockholders of the Company are parties to the agreements set forth in Schedule 2.11(b) and Schedule 2.12(a), as indicated thereon.

                                  Schedule 2.15
                                   Litigation


None

                                  Schedule 2.19
                   Brokers/Finders Fees; Third Party Expenses


1. The Company has not incurred, nor will it incur, any liability for brokerage or finders' fees or agents' commissions or similar charges in connection with the Agreement or any transaction contemplated thereby.

2. The Company estimates its Third Party Expenses as follows:

         a.       Legal fees payable to Tonkon Torp LLP for the transaction:
                  [***].

         b. Legal fees payable to Steve Lieberman in connection with effecting certain conditions to the Agreement: [***]; and

         c.       Fees payable to NNL's accountants: [***].

                                Schedule 2.20(b)
                 Employee Benefit Plans and Employee Agreements


1. The Company has Employment and Consulting Agreements as indicated on Schedule 2.12(a).

2. The Company offers health insurance through PacifiCare.

3. One of the Company's part-time employees (a lab technician) comes from Latvia and is working under a work permit.

4. The Company has an Option Agreement with each optionee listed on Appendix A.

5.       1997 Stock Incentive Plan, as amended.

                                Schedule 2.20(d)
                            Employee Plan Compliance


None

                                Schedule 2.20(g)
                           Post Employment Obligations


None

                               Schedule 2.20(h)(i)
                              Effect of Transaction


None

                              Schedule 2.20(h)(ii)
                            Excess Parachute Payments


None

                                Schedule 2.20(j)
                                      Labor


None

                                  Schedule 5.10
                             Company Affiliate List

1. The Company believes that the following persons are or may be "affiliates" of NNL within the meaning of SEC Rule 145:

         [***]

                                  Schedule 5.14
                          Milestone Warrant Holder List

1. With respect to Milestone Warrant One, warrants for an aggregate of 50,000 shares of Parent Common Stock (subject to adjustment as specified in the Agreement) shall be issued for [***]:

         --------------------------------- ------------------------------------

         Shareholder                        No. of NNL Shares Owned
         --------------------------------- ------------------------------------
         [***]                                       [***]

         --------------------------------- ------------------------------------
         Total                                      750,000
         --------------------------------- ------------------------------------

         [***].

2. With respect to Milestone Warrant Two, warrants for an aggregate of 50,000 shares of Parent Common Stock (subject to adjustment as specified in the Agreement) will be distributed pro rata pursuant to the NNL ownership table shown in the preceding paragraph (without the [***] described in the last sentence of that paragraph).